EXHIBIT 99.3

                         JAMES RIVER BANKSHARES, INC.
                       Proxy Solicited on Behalf of the
                            Board of Directors for
                        Annual Meeting of Shareholders
                        to be Held ________ ___, 1999


      The undersigned, having received the Notice of Annual Meeting of Shareholders and Joint Proxy Statement/Prospectus dated _______ ____, 1999, hereby appoints G. P. Jackson and Harold U. Blythe (each with power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed below, all the shares of the Common Stock of James River Bankshares, Inc. held of record by the undersigned on _______ __, 1999, at the Annual Meeting of Shareholders to be held on _____
___, 1999, and any adjournment thereof.

                            THE BOARD OF DIRECTORS
                           RECOMMENDS A VOTE "FOR"
                             PROPOSALS 1, 2 AND 3

1. To approve the issuance of James River Bankshares, Inc. common stock pursuant to the Agreement and Plan of Merger dated February 17, 1999, by and between State Bank of Remington, Inc. and James River Bankshares, Inc.


      |_| FOR             |_| AGAINST           |_|  ABSTAIN

2.    ELECTION OF DIRECTORS
      FOR all nominees listed (except as indicated to the contrary)  |_|

      WITHHOLD AUTHORITY to vote for all nominees listed             |_|

                  Harold U. Blythe              G. P. Jackson
                  James E. Butler, Jr.          Ben P. Kanak
                  Bruce B. Gray                 John A. Ramsey, Jr.
                  Elmon T. Gray                 Robert E. Spencer, Jr.
                  Horace R. Higgins, Jr.

            (INSTRUCTIONS: To withhold authority to vote for any individual nominee write the nominee's name on the line provided below.)

            ___________________________________________________

3. TO RATIFY the appointment by the Board of Directors of Yount, Hyde & Barbour, P.C. as the James River Bankshares, Inc.'s independent auditors for the year ending December 31, 1999.

      |_| FOR             |_| AGAINST           |_|  ABSTAIN

      IN THEIR DISCRETION, on such other matters as may properly come before the meeting, or, if any nominee listed in Proposal 2 above is unable to serve for any reason, to vote or refrain from voting for a substitute nominee or nominees.

      This proxy is revocable at any time prior to its exercise. This proxy, when properly executed, will be voted as directed. Where no direction is given, this proxy will be voted for Proposals 1,2 and 3.


                                                Please   sign   your   name(s)
                                          exactly as they  appear  hereon.  If
                                          signer  is  a  corporation,   please
                                          sign  the  full  corporate  name  by
                                          duly  authorized   officer.   If  an
                                          attorney,  guardian,  administrator,
                                          executor,  or  trustee,  please give
                                          full  title  as such.  If a  limited
                                          liability  company  or  partnership,
                                          sign in  limited  liability  company
                                          or  partnership  name by  authorized
                                          person.

                                          Date: __________________, 1999

                                          ______________________________


                                          ______________________________

                                          Please  complete,   date,  sign  and
                                          return  this proxy  promptly  in the
                                          accompanying envelope.